Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F of Guildhall Minerals Ltd. (the “Company”) for the year ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that I, Terence Kwan, Chief Financial Officer of the Company , certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code 18 U.S.C.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2008

/s/ Terence Kwan —————————————— Terence Kwan Vice- President Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided by Terence Kwan and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.